                                                                EXHIBIT 11
                                                                Page 1 of 2

                                TELESCAN, INC.
                      Calculation of Earnings Per Share
                   (in thousands, except per share amounts)

                                                    Quarter Ended          Nine Months Ended
                                                    September 30,            September 30,
                                               ---------------------     ---------------------
                                                 1995          1994        1995         1994
                                               -------       -------     -------      --------
PRIMARY:
Weighted avarage number of shares
  of common stock                                9,864         9,472       9,643         9,463
Assumed exercise of certain
  stock options (1)                                ---           ---         ---           ---
Assumed exercise of stock warrants(1)              ---           ---         ---           ---
                                               -------       -------     -------      --------
                                                 9,864         9,472       9,643         9,463
                                               =======       =======     =======      ========

Net loss                                       $  (78)       $  (652)    $  (275)     $ (1,750)
                                               =======       =======     =======      ========


Loss per share                                 $ (0.01)      $ (0.07)    $ (0.03)     $  (0.18)
                                               =======       =======     =======      ========

FULLY-DILUTED:
Weighted avarage number of shares
  of common stock                                9,864         9,472       9,643         9,463
Assumed exercise of certain
  stock options (1)                                ---           ---         ---           ---
Assumed exercise of stock warrants(1)              ---           ---         ---           ---
                                               -------       -------     -------      --------
                                                 9,864         9,472       9,643         9,463
                                               =======       =======     =======      ========

Net loss                                       $  (78)       $  (652)    $  (275)     $ (1,750)
                                               =======       =======     =======      ========


Loss per share                                 $ (0.01)      $ (0.07)    $ (0.03)     $  (0.18)
                                               =======       =======     =======      ========


(1) Assumed exercises are anti-dilutive for the quarter ended September 30, 1995 and 1994, and the nine months ended September 30, 1995 and 1994.

                                                                    EXHIBIT 11
                                                                    Page 2 of 2


                       TELESCAN, INC. AND SUBSIDIARIES
            Statement Regarding Computation of Earnings Per Share
                   (in thousands, except days outstanding)




                                                    Days
                                                    Out-      Weighted
                                        Shares    Standing     Shares
                                        ------    --------    --------

QUARTER ENDED SEPTEMBER 30, 1995:

Balance June 30, 1995                    9,830         90        9,830

Common stock issuances                     277       11.1           34
                                        ------                   -----

Balance September 30, 1995              10,107                   9,864
                                        ======                   =====



NINE MONTHS ENDED SEPTEMBER 30, 1995:

Balance December 30, 1994                9,500        270        9,500

Common stock issuances                     607       63.7          143
                                        ------                   -----

Balance September 30, 1995              10,107                   9,643
                                        ======                   =====




                                      15